UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 27, 2025

DOORDASH, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39759	46-2852392
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 2nd Street, South Tower, 8th Floor
San Francisco, California 94107
(Address of principal executive offices) (Zip Code)
(650) 487-3970
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value of $0.00001 per share	DASH	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into or Amendment of a Material Definitive Agreement.

Indenture and Notes

On May 30, 2025, DoorDash, Inc. (the “Company”) issued $2,750,000,000 aggregate principal amount of its 0% convertible senior notes due 2030 (the “Notes”). The Notes were issued pursuant to, and are governed by, an indenture (the “Indenture”), dated as of May 30, 2025, between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). Pursuant to the purchase agreement between the Company and the representative of the initial purchasers of the Notes, the Company granted the initial purchasers an option to purchase, for settlement within a period of 13 days from, and including, the date the Notes are first issued, up to an additional $250,000,000 aggregate principal amount of Notes. On May 28, 2025, the initial purchasers exercised this option in full and the Notes issued on May 30, 2025 include the additional $250,000,000 aggregate principal amount of Notes.

The Company used approximately $338.5 million of the net proceeds from the offering of the Notes to fund the cost of entering into the convertible note hedge transactions described below (after such cost was partially offset by the proceeds to the Company from the sale of warrants under the warrant transactions described below), and intends to use the remainder of the net proceeds for general corporate purposes, which may include potential acquisitions and potential repurchases of shares of the Company’s outstanding Class A common stock.

The Notes will be the Company’s senior, unsecured obligations and will be: (i) equal in right of payment with the Company’s existing and future senior, unsecured indebtedness; (ii) senior in right of payment to the Company’s future indebtedness that is expressly subordinated to the Notes; (iii) effectively subordinated to any of the Company’s secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and (iv) structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent the Company is not a holder thereof) preferred equity, if any, of the Company’s current and future subsidiaries.

The Notes will not bear regular cash interest, and the principal amount of the Notes will not accrete. However, special interest and additional interest, if any, may accrue on the Notes at a combined rate per annum not exceeding 0.50% upon the occurrence of certain events relating to the failure to file certain reports with the U.S. Securities and Exchange Commission (the “SEC”) or to remove certain restrictive legends from the Notes. The Notes will mature on May 15, 2030, unless earlier repurchased, redeemed or converted. Before November 15, 2029, noteholders will have the right to convert their Notes only upon the occurrence of certain events. From and after November 15, 2029, noteholders may convert their Notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. The Company will have the right to elect to settle conversions either in cash or in a combination of cash and shares of its Class A common stock. Upon conversion of any Notes, the conversion value, which will be determined over an “Observation Period” (as defined in the Indenture) consisting of 20 VWAP Trading Days (as defined in the Indenture), will be paid in cash up to at least the principal amount of the Notes being converted. The initial conversion rate is 3.4250 shares of the Company’s Class A common stock per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $291.97 per share of Class A common stock. The conversion rate and conversion price will be subject to customary adjustments upon the occurrence of certain events. In addition, if certain corporate events that constitute a “Make-Whole Fundamental Change” (as defined in the Indenture) occur, then the conversion rate will, in certain circumstances, be increased for a specified period of time.

The Notes will be redeemable, in whole or in part (subject to certain limitations described below), at the Company’s option at any time, and from time to time, on or after May 20, 2028 and on or before the 20th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid special interest and additional interest, if any, to, but excluding, the redemption date, but only if (i) the Notes are “Freely Tradable” (as defined in the Indenture), and all accrued and unpaid additional interest, if any, has been paid, as of the date the Company sends the related redemption notice and (ii) the last reported sale price per share of the Company’s Class A common stock exceeds 130% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends such redemption notice and (2) the trading day immediately before the date the Company sends such redemption notice. However, the Company may not redeem less than all of the outstanding Notes unless at least $150.0 million aggregate principal amount of Notes are outstanding and not called for redemption as of the time the Company sends the related redemption notice. In addition, calling any Note for redemption will constitute a Make-Whole Fundamental Change with respect to that Note, in which case the conversion rate applicable to the conversion of that Note will be increased in certain circumstances if it is converted after it is called for redemption.

If certain corporate events that constitute a “Fundamental Change” (as defined in the Indenture) occur, then, subject to a limited exception for certain cash mergers, noteholders may require the Company to repurchase their Notes at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid special interest and additional interest, if any, to, but excluding, the fundamental change repurchase date. The definition of Fundamental Change includes, among other things, certain business combination transactions involving the Company and certain de-listing events with respect to the Company’s Class A common stock.

The Notes will have customary provisions relating to the occurrence of “Events of Default” (as defined in the Indenture), which include the following: (i) certain payment defaults on the Notes (which, in the case of a default in the payment of special or additional interest on the Notes, will be subject to a 30-day cure period); (ii) the Company’s failure to send certain notices under the Indenture within specified periods of time, subject to applicable cure periods, (iii) the Company’s failure to comply with certain covenants in the Indenture relating to the Company’s ability to consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to another person; (iv) a default by the Company in its obligation to convert a note in accordance with the Indenture upon the exercise of the conversion right with respect thereto, if not cured within three business days after its occurrence; (v) a default by the Company in its other obligations or agreements under the Indenture or the Notes if such default is not cured or waived within 60 days after notice is given in accordance with the Indenture; (vi) certain defaults by the Company or any of its significant subsidiaries with respect to indebtedness for borrowed money of at least $150.0 million; and (vii) certain events of bankruptcy, insolvency and reorganization involving the Company or any of the Company’s significant subsidiaries.

If an Event of Default involving bankruptcy, insolvency or reorganization events with respect to the Company occurs, then the principal amount of, and all accrued and unpaid special interest and additional interest, if any, on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any person. If any other Event of Default occurs and is continuing, then, the (i) Trustee, by notice to the Company, or (ii) noteholders of at least 25% of the aggregate principal amount of Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid special and additional interest, if any, on, all of the Notes then outstanding to become due and payable immediately. However, notwithstanding the foregoing, the Company may elect, at its option, that the sole remedy for an Event of Default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right of the noteholders to receive special interest on the Notes for up to 365 days at a specified rate per annum not exceeding 0.50% on the principal amount of the Notes.

In certain circumstances if, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Notes, the Company fails to timely file certain reports required to be filed with the SEC under the U.S. Securities Exchange Act of 1934, as amended, or the Notes are not otherwise Freely Tradable by holders of the Notes other than the Company’s affiliates, additional interest will accrue on the Notes during the period in which the Company’s failure to file has occurred and is continuing or such Notes are not otherwise Freely Tradable by holders other than the Company’s affiliates.

In addition, if, and for so long as, the restrictive legend on the Notes has not been removed in accordance with the terms of the Indenture and the Notes, the Notes are assigned a restricted CUSIP number or the Notes are not otherwise Freely Tradable by holders other than the Company’s affiliates (without restrictions pursuant to U.S. securities laws or the terms of the Indenture or the Notes) as of the 15th day after the one-year anniversary of the last date of original issuance of the Notes, the Company will accrue additional interest on the Notes with respect to the period in which the Notes remain so restricted.

The above description of the Indenture and the Notes is a summary and is not complete. A copy of the Indenture and the form of the certificate representing the Notes are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing summary is qualified by reference to the terms of the Indenture and the Notes set forth in such exhibits.

Convertible Note Hedge and Warrant Transactions

On May 27, 2025, in connection with the previously announced pricing of the offering of the Notes, the Company entered into privately negotiated convertible note hedge transactions and warrant transactions with certain financial institutions (the “Option Counterparties”). In addition, on May 28, 2025, in connection with the initial purchasers’ exercise of their option to purchase additional Notes, the Company entered into additional convertible note hedge transactions and additional warrant transactions with such Option Counterparties (such initial and additional transactions, collectively, the “Convertible Note Hedge and Warrant Transactions”). The convertible note hedge transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the aggregate number of shares of the Company’s Class A common stock that initially underlie the Notes, and are expected generally to reduce potential dilution to the Company’s Class A common stock upon any conversion of Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be. The warrant transactions could separately have a dilutive effect with respect to the Company’s Class A common stock to the extent that the market price per share of the Company’s Class A common stock exceeds the strike price of the warrants, unless the Company elects, subject to certain conditions, to settle the warrants in cash.

The above description of the Convertible Note Hedge and Warrant Transactions is a summary and is not complete. A copy of the forms of the Convertible Note Hedge Confirmation and the Warrant Confirmation executed by the Company and each Option Counterparty as of the dates specified above, forms of which are attached hereto as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and are incorporated by reference herein. The foregoing summary is qualified by reference to the terms of the Convertible Note Hedge Confirmation and the Warrant Confirmation set forth in such exhibits.

Item 2.03.	Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The Notes were issued to the initial purchasers in reliance upon Section 4(a)(2) of the U.S. Securities Act of 1933, as amended (the “Securities Act”), in transactions not involving any public offering. The Notes were resold by the initial purchasers to persons whom the initial purchasers reasonably believe are “qualified institutional buyers” as defined in, and in accordance with, Rule 144A under the Securities Act. Any shares of the Company’s Class A common stock that may be issued upon conversion of the Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders. Initially, a maximum of 13,421,650 shares of the Company’s Class A common stock may be issued upon conversion of the Notes, based on the initial maximum conversion rate of 4.8806 shares of Class A common stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions. The warrants were sold to the Option Counterparties in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act. A maximum of 18,837,502 shares of the Company’s Class A common stock may be issued upon exercise and settlement or termination of the warrants. Additional information pertaining to the Notes, the shares of the Company’s Class A common stock issuable upon conversion of the Notes and the exercise of the warrants is contained in Item 1.01 of this report and is incorporated herein by reference. This Current Report on Form 8-K is neither an offer to sell, nor a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 8.01.	Other Events.

On May 30, 2025, the Company issued a press release announcing the closing of its offering of $2.75 billion aggregate principal amount of its Notes and the consummation of the Convertible Note Hedge and Warrant Transactions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Neither this Current Report on Form 8-K nor the press release attached hereto as Exhibit 99.1 constitutes an offer to sell, or the solicitation of an offer to buy, the notes or the shares of Class A common stock, if any, issuable upon conversion of the notes.

Item 9.01.	Financial Statements and Exhibits.

Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of May 30, 2025, between DoorDash, Inc. and U.S. Bank Trust Company, National Association, as trustee.
4.2	Form of 0% Convertible Senior Notes due 2030 (included as Exhibit A to Exhibit 4.1).
10.1	Form of Convertible Note Hedge Confirmation between DoorDash, Inc. and each Option Counterparty.
10.2	Form of Warrant Confirmation between DoorDash, Inc. and each Option Counterparty.
99.1	Closing Press Release issued by DoorDash, Inc., dated May 30, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOORDASH, INC.

Date: June 2, 2025	By:	/s/ Tony Xu
	Name:	Tony Xu
	Title:	Chief Executive Officer